Exhibit 32(a)

ENERGY FUTURE INTERMEDIATE HOLDING COMPANY LLC
Certificate Pursuant to Section 906
of Sarbanes - Oxley Act of 2002
CERTIFICATION OF CEO

The undersigned, John F. Young, Chair, President and Chief Executive of Energy Future Intermediate Holding Company LLC (the "Company"), DOES HEREBY CERTIFY that, to his knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2012 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 30th day of April, 2012.

/s/ JOHN F. YOUNG
Name:	John F. Young
Title:	Chair, President and Chief Executive

A signed original of this written statement required by Section 906 has been provided to Energy Future Intermediate Holding Company LLC and will be retained by Energy Future Intermediate Holding Company LLC and furnished to the Securities and Exchange Commission or its staff upon request.